Exhibit 99.1

Skyline Bankshares, Inc. Announces Semi-Annual Cash Dividend

FOR IMMEDIATE RELEASE

For more information contact:

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

FLOYD, VA, August 17, 2023 (Globe Newswire) – Skyline Bankshares, Inc. (the “Company”) (OTC QX: SLBK) – the holding company for Skyline National Bank (the “Bank”), announces a semi-annual cash dividend on the Company’s common stock of $0.21 per share, payable September 18, 2023 to shareholders of record on September 8, 2023. The Company’s Board of Directors declared the dividend on August 15, 2023.

Skyline National Bank is the wholly-owned subsidiary of Skyline Bankshares, Inc. and serves southwestern Virginia and northwestern North Carolina with 27 branches and 1 loan production office.